UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026 (November 9, 2026)
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Peloton Interactive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39058	47-3533761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01    Other Events.
On November 9, 2026, Peloton Interactive, Inc. (the “Company”) issued a press release to announce the launch of a private offering (the “Offering”) of up to $600.0 million aggregate principal amount of senior secured notes due 2032 and proposed entry into a $200.0 million five-year revolving credit facility (the “New Revolving Facility”). On November 10, 2026, the Company issued a press release to announce the upsize and pricing of the Offering of $700.0 million aggregate principal amount of 8.625% senior secured notes due 2032 (the “Notes”). The size of the Offering was increased from the previously announced $600.0 million aggregate principal amount. The Notes will only be sold (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and (ii) outside the United States pursuant to Regulation S under the Securities Act.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to repay all term loans outstanding under its existing $1.0 billion five-year term loan facility (the “Existing Term Loan Facility”), which will be terminated in connection with such repayment, and to pay fees and expenses related thereto. The closing of the Offering is not conditioned upon the entry into the New Revolving Facility or the repayment of the Existing Term Loan Facility. Any remaining net proceeds will be used for general corporate purposes, which may include, among other things, repurchases of the Company’s Class A common stock, capital expenditures, working capital, acquisitions and other business opportunities.

A copy of such press releases is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated November 9, 2026, announcing the launch of the proposed offering of the Notes and entry into the New Revolving Facility
99.2	Press Release, dated November 10, 2026, announcing the pricing of the proposed offering of the Notes
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: November 10, 2026	By:	/s/ Tammy Albarrán
Name: Tammy Albarrán
Title: Chief Legal Officer